FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of March 21, 2003, by and between BARRETT BUSINESS SERVICES, INC., a Maryland corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

                  A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of September 2, 2002, as amended from time to time ("Credit Agreement").

                  B. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a line of credit in the maximum principal amount of Eleven Million Dollars ($11,000,000.00) (the "Line of Credit"), which is evidenced by that certain Revolving Line of Credit Note dated September 2, 2002, as modified from time to time (the "Line of Credit Note"). The Line of Credit Note shall mature and become due and payable in full on April 30, 2003 and as of the date hereof, the outstanding principal balance under the Line of Credit is $3,554,447.96, plus accrued but unpaid interest.

                  C. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a term loan in the original principal amount of Six Hundred Ninety-three Thousand Seven Hundred Fifty Dollars ($693,750.00) (the "Term Loan"), which is evidenced by that certain Promissory Note dated August 12, 1993, as modified from time to time (the "Term Note"). The Term Note shall mature and become due and payable in full on August 1, 2003 and as of the date hereof, the outstanding principal balance under the Term Loan is $334,013.45, plus accrued but unpaid interest.

                  D. Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree that the Credit Agreement shall be amended as follows: provided, however, that nothing shall terminate any security interests, or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

                  1. Amendment to Section 1.3(d). Section 1.3(d) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

                  "(d) Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each drawing under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect

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

         for such activity but in any event not more than 1.50% per annum for any Letter of Credit issued or renewed, without prior notice."

                  2. Amendment to Section 2.5. Section 2.5 is hereby amended by deleting "June 30, 2002" as the date of Borrower's most current financial statement delivered to Bank, and by substituting "January 31, 2003" for said date.

                  3.  Amendment  to  Section  4.9.  Section  4.9 of  the  Credit
Agreement is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower's financial statements for the period ending March 31, 2003;

                  (a) Current Ratio not at any time less than 1.10 to 1.0 with "Current Ratio" defined as total current assets divided by total current liabilities.

                  (b) EBITDA not less than negative $600,000.00, measured on a trailing four-quarter basis, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense."

                  4. Restructuring Fee. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $10,000.00 (the "Restructuring Fee").

                  5. Conditions Precedent. The obligation of Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Bank's satisfaction of all of the following conditions by no later than March 21, 2003:

                  (a)  Bank  shall  have   received,   in  form  and   substance
         satisfactory to Bank, each of the following, duly executed:

                          (i) This Amendment.

                          (ii) First Modification To Promissory Note,

                          (iii) Such other  documents as Bank may require  under
                                any other section of this Amendment.

                  (b)   Restructuring   Fee.   Bank  shall  have   received  the
         Restructuring Fee in immediately available funds.

                  (c) Title. Bank shall have received policy datedown endorsements to its original policies of title insurance, insuring that the priority and enforceability of each Bank's Mortgage or Deed of Trust is unaffected by this Amendment and shall remain in full force and effect,



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

         subject  only  to  such   exceptions  as  Bank  shall  approve  in  its
         discretion, with the costs of $100.00 to be paid by Borrower.

                  (d) Other Fees and Costs. In addition to Borrower's obligations under the Credit Agreement and the other Loan Documents, Borrower shall have paid to Bank the full amount of all costs and expenses, including reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel) expended or incurred by Bank in connection with the negotiation and preparation of this Amendment, for which Bank has made demand.

                  (d) Interest. Interest under the Line of Credit Note shall have been paid current.

                  (e) Interest and Principal. Interest and principal under the Term Note shall have been paid current.

                  6. General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows ("General Release"):

                  (a) Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that Borrower now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; (ii) the date that Borrower has executed and delivered this Amendment to Bank (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

                  (b) Borrower hereby acknowledges, represents and warrants to Bank that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

                  (c) Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

                  (d) Borrower hereby specifically acknowledges and agrees that:
(i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

                  7. Miscellaneous. Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification. All terms defined in the Credit
Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

                  8. Reaffirmation; Certification. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

BARRETT BUSINESS SERVICES, INC.             WELLS FARGO BANK,
                                             NATIONAL ASSOCIATION



By: /s/ Michael D. Mulholland               By: /s/ Stephen J. Day
   ----------------------------                -----------------------------
   Michael D. Mulholland                       Stephen J. Day
   Vice President-Finance                      Vice President


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